Exhibit 10.1

Premium Management Agreement

            This Premium Management Agreement (the “Agreement”) is made as of the 14th day of June, 2013 (the “Effective Date”), by and between Power Brands Consulting, LLC 16501 Sherman Way, #215, Van Nuys, CA 91406 (“POWER BRANDS”) and Level 5 Beverage Company, Inc., a subsidiary of Minerco Resources, Inc., 20 Trafalgar Square, Suite 455, Nashua, NH 03063 (the “Client”).

RECITALS:

WHEREAS, POWER BRANDS, by and through his own experience and their officers, employees, agents, representatives and affiliates, has expertise in the area of non-alcoholic beverage product development, brand management, sales, marketing, distribution and other matters relating to the beverage industry; and

WHEREAS, the Client desires to avail itself of the expertise of POWER BRANDS in certain of the aforesaid areas.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

1.   APPOINTMENT

The Client hereby appoints POWER BRANDS to perform the management services described in section 2 hereof for the Term of this Agreement.  POWER BRANDS will report to V. Scott Vanis appointed by the Level 5 Board of Directors.

2.   SERVICES
Through this Agreement the Client will be provided the following privileges and services from Power Brands:

a)	Workspace in Van Nuys facility
●
Client will have full access to Power Brands including designated work area with desktop or laptop computer, phone (service plan to be covered by Client), and access to printer, fax, scanner, and all necessary office equipment.

b)	Two (2) meeting per week with CEO and COO

c)	Advanced Financial Services
●	Power Brands CFO will develop necessary P&L, Cash Flow, and Balance Sheet documents
●	Power Brands CFO will setup Clients books in QuickBooks software
●	Power Brands will manage and report Client financials on a weekly basis

d)	Advanced production advice and management
●	Power Brands team will manage Client’s full-scale manufacturing process
●	Power Brands will manage ordering raw materials, invoicing, delivery, and finished goods logistics (freight and warehousing)

e)	Strategic Sales and Marketing plan and management
●	Power Brands will create a brand specific sales and marketing plan based on the brand’s demographic and geographic targets and Client budget.
●	Power Brands will manage Client’s sales person(s)
●	Power Brands will design Client sell sheet and Point of Sale material including posters, suction racks, static clings, coolers, etc.
●	Power Brands will establish appropriate sales and marketing budgets based on scope of overall project and with Client approval.
●	Power Brands will set sales objectives and metrics.
●	Power Brands will develop an impactful and cost effective rollout marketing campaign.
●	Power Brands will provide a detailed weekly report to Client on sales progress (number of stores, velocity)
●	Number of sales representatives will vary based on Client’s budget
●	Additional sales representatives will incur additional cost

f)	Retail and Distributor activation
●	Power Brands will create Retailer and Distributor presentations based on Client’s brand demographic and geographic targets.
●	Power Brands will identify correct retail and distributor partners
●	Power Brands will actively participate in key account buyer meetings.
●	Power Brands will work directly with sales personnel to secure sales meetings and ultimately shelf space.

3.   FEES

In consideration of performance of these services, Client agrees to pay POWER BRANDS the following fees in accordance with the schedule specified below.  Except with respect to mutually agreed and prepaid travel expenses, POWER BRANDS acknowledges and agrees that the fees include all management fees for POWER BRANDS. Fees for other parties related to this project mentioned above are separate and will be discussed on a case-by-case basis and subject to Client’s prior written approval. The only required additional costs will be for: 1) the physical production of the actual product, 2) the manufacture of promotional materials, 3) salaries associated with promotional staff, 4) salaries associated with sales staff, and 5) the actual costs of placing advertising and marketing materials. These costs will be specifically allocated and provided for in the budget to be approved by Client in writing.

1. Monthly management fee: $10,000 (Ten thousand)

●	Client will pay $10,000 to POWER BRANDS on the first of every month for the duration of this contract.
●	Client will pay POWER BRANDS $10,000 retainer upon signing of this agreement.

4.   NON-SOLICITATION

During the Term of this Agreement, and for a period of 1 (one) year following the termination of this Agreement, Client agrees that he shall not directly or indirectly solicit for employment, offer to employ or employ any employees of POWER BRAND’S employees or independent contractors that are involved in beverage production, sales or marketing introduced to Client by POWER BRANDS without the express written consent of POWER BRANDS.

5.   TERM; TERMINATION

The minimum term of this Agreement is 90 days.  After 90 days from the Effective Date, this Agreement may be terminated by Client without cause, with such termination effective upon the receipt by POWER BRANDS of a written notice of termination.

If either party materially defaults in the performance of its obligations under this Agreement and fails to cure such default within thirty (30) days after receiving written notice thereof, the non-defaulting party may immediately terminate this Agreement.

6.   CONFIDENTIALITY

The parties hereby agree that the Non-Disclosure Agreement dated as of ______________ (“NDA”) entered into by and between the parties is incorporated herein by reference and shall continue in full force and effect throughout the Term of this Agreement and shall apply to all Information (as defined in the NDA) provided by Client to Power Brands for purposes of this Agreement.

7.   INTELLECTUAL PROPERTY

Client shall retain sole ownership of any and all ideas, concepts, plans, recipes, formulas, product or packaging designs, and other information and materials provided by Client to Power Brands for use by Power Brands in connection with this Agreement (collectively, “Client IP”).  In addition, upon payment of the entire Fee to Power Brands, Client shall acquire full ownership rights to all product and packaging designs, business plans, and other materials produced by Power Brands in the performance of its obligations under this Agreement (collectively, “Power Brands IP”).  Accordingly, effective as of the final payment of the Fee, Power Brands hereby assigns all of its right, title, and interest in and to the Power Brands IP to Client and agrees to execute and deliver all documents, and take all actions, as may be reasonably necessary to fully vest in Client the rights to the Power Brands IP.  If Client does not pay the entire Fee, then Power Brands shall retain ownership of the Power Brands IP and Client shall have no rights in the Power Brands IP except to the extent that the Power Brands IP incorporates any Client IP.  If Power Brands retains ownership of such Power Brands IP, the rights of Power Brands to use such Power Brands IP shall be subject to the rights of Client in any Client IP and Information (as defined in the NDA) that may be incorporated into the Power Brands IP, and nothing in this Agreement shall permit Power Brands to use or disclose any such Client IP or Information for any purpose.  However, from time to time, Power Brands has other clients who have ideas, concepts, plans, recipes, formulas, product or packaging designs, and other information and materials similar to those contained in the Client IP (“Third Party Client IP”).  Client acknowledges and agrees that Power Brands is free to use Third Party Client IP and to work on similar projects for other clients.

8.   INDEMNIFICATION

Client shall indemnify and hold Power Brands harmless from and against any and all claims, liabilities, demands, causes of action, damages, losses and expenses, including, without limitation, reasonable attorneys’ fees and costs of suit, arising out of or in connection with (i) Client’s business and the conduct of any advertising, marketing or sales in connection therewith; (ii) the negligent, illegal or intentional acts or omissions of Client or any of its agents, contractors, servants or employees, (iii) the Client IP or use or possession thereof, and/or (iv) the breach of any warranty or obligation of Client  hereunder.

9.  ASSIGNMENT

Neither party to this Agreement can assign its interest herein (other than to an affiliate or subsidiary) without the prior written consent of the other party, and the granting of such consent is at the sole discretion of the granting party.

10.  CONFLICT OF INTEREST

Power Brands and Client will exercise reasonable care and diligence to prevent any actions or conditions which could result in a conflict with the other's best interest.

11.  CHOICE OF LAW

This Agreement shall be governed and interpreted in accordance with the laws of the State of California.

12.  NOTICES

All notices required or permitted to be delivered in connection with this Agreement shall be in writing and shall be delivered to the following addresses.

To Power Brands:

Power Brands Consulting, LLC
16501 Sherman Way, Suite 225
Van Nuys, CA 91406

Attention:	Darin Ezra
Chief Executive Officer

Facsimile No.:  (215) 243-8305

To Client:

Level 5 Beverage Company, Inc.
20 Trafalgar Square, Suite 455
Nashua, NH 03063

Attention:	John Powers
Chief Executive Officer

Facsimile No.:  N/A

13.  DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

POWER BRANDS PROVIDES ITS SERVICES PERFORMED HEREUNDER AND THE RESULTS AND PROCEEDS THEREOF "AS IS" AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT AND ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS WELL AS IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

IN NO EVENT SHALL POWER BRANDS OR ITS EMPLOYEES, OFFICERS AND/OR DIRECTORS BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, COSTS, EXPENSES, OR LOSSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), WHETHER OR NOT CLIENT HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.  CLIENT AGREES THAT POWER BRANDS, ITS EMPLOYEES, OFFICERS AND DIRECTORS, SHALL NOT BE LIABLE TO CLIENT FOR ANY ACTIONS, DAMAGES, CLAIMS, LIABILITIES, COSTS, EXPENSES, OR LOSSES IN ANY WAY ARISING OUT OF OR RELATING TO THE PERFORMANCE AND OR NONPERFORMANCE OF THIS AGREEMENT OR POWER BRANDS’ SERVICES HEREUNDER FOR AN AGGREGATE AMOUNT IN EXCESS OF FEES ACTUALLY PAID BY CLIENT TO POWER BRANDS FOR THE SERVICES PERFORMED IN ACCORDANCE WITH THIS AGREEMENT.  NO TERMS OF THIS AGREEMENT SHALL BENEFIT OR CREATE ANY RIGHT OR CAUSE OF ACTION IN OR ON BEHALF OF ANY PERSON OR ENTITY OTHER THAN CLIENT AND POWER BRANDS.  THE PROVISIONS OF THIS PARAGRAPH SHALL APPLY REGARDLESS OF THE FORM OF ACTION, DAMAGE, CLAIM, LIABILITY, COST, EXPENSE, OR LOSS, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR OTHERWISE.  THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

14.  STATUS AS INDEPENDENT CONTRACTOR

The parties to this Agreement are independent contractors, and no agency, partnership, joint venture, or employee-employer relationship is intended or created by this Agreement.  Neither party shall have the power to obligate or bind the other party.

15.  GENERAL PROVISIONS

a.
Modifications.  No change or modification of this Agreement shall be valid and binding upon the parties hereto unless such change or modification is in writing and is signed by all of the parties hereto.  No waiver of any term or condition of this Agreement shall be valid and binding unless such waiver is in writing and is signed by the party against whom it is sought to be enforced.

b.	Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties, their successors, and their permitted assigns.

c.
Entire Agreement.  Each party to this Agreement acknowledges that this Agreement (together with the NDA) constitutes the entire agreement of the parties with regard to the subject matter addressed in this Agreement, that this Agreement supersedes all prior or contemporaneous agreements, discussions, or representations, whether oral or written, with respect to the subject matter of this Agreement, and that it should not rely on any promise, representation, inducement, or warranty other than those expressly set forth herein.

d.
Severability.  In the event any provision of this Agreement is held to be unenforceable or invalid, such finding of unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement.

e.
Force Majeure. Power Brands shall be excused from performance hereunder to the extent that such performance is prevented, delayed, or obstructed by causes beyond its reasonable control, including, without limitation, acts of any federal, state, or local governmental authority; fires, floods, or other natural disasters; strikes or labor unrest; terrorism or acts of war; degradation of telecommunications service; severe weather conditions; or for any other matters that are beyond Power Brands’ control, whether or not otherwise foreseeable.

f.
Continuing Obligations.  Each indemnity provided for herein shall survive the termination of this Agreement for any reason whatsoever and each covenant which provides for or permits performance hereunder after termination or by its nature requires performance after termination shall survive the termination of this Agreement.

g.
Arbitration. In the event of any dispute or controversy arising out of or in any way related to this Agreement, the matters referred to herein, or the services to be rendered by Consultant pursuant to this Agreement, or in any way relating to the claim of any third party against Consultant in connection with matters in any way arising out of this Agreement (each, a “Dispute”), such Dispute shall be settled exclusively by final and binding arbitration in Los Angeles, California in accordance with the then current rules of the American Arbitration Association (“AAA”).  The parties agree that any and all Disputes that are submitted to arbitration in accordance with this Agreement shall be decided by one (1) neutral arbitrator who is a retired judge or attorney licensed to practice law in California who is experienced in complex commercial transactions.  If the parties are unable to agree on an arbitrator, AAA shall designate the arbitrator.  The parties will cooperate with AAA and with one another in selecting the arbitrator and in scheduling the arbitration proceedings in accordance with applicable AAA procedures.  Any award issued as a result of such arbitration shall be final and binding between the parties thereto and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.  By entering into this Agreement, the parties are waiving their constitutional right to have any Disputes decided in a court of law or before a jury and waive the right of appeal, and instead of relying on said rights, each party is solely and knowingly accepting the use of arbitration as a means of resolution of any Disputes.  The prevailing party in such arbitration shall be awarded its costs and reasonable attorneys’ fees.

h.
No Prejudice Against Drafter.  The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations.  Each of the parties has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement.  The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and date first written above.

Client: Level 5 Beverage Company, Inc.

Sign:_/s/ John Powers_________________

Name: John Powers

Title: Chief Executive Officer

Date: June 14, 2013

Power Brands Consulting, LLC

Sign:_/s/ Darin Ezra__________________

Name:_Darin Ezra___________________

Title:_CEO______________________

Date:_13/06/2013____________________